Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 9, 2013 (except for Notes 1, 3, 7, 10, 12 and 14 as to which the date is October 29, 2013), in the Registration Statement (Form F-1, No. 333-191653 dated October 29, 2013) and related Prospectus of Dynagas LNG Partners LP for the registration of its common units.

Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

October 29, 2013